NATIONAL DATA CORPORATION
1981 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE

The purpose of the National Data Corporation 1981 Employee Stock Purchase Plan (the "Plan") is to encourage and enable eligible employees of National Data Corporation (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. The Plan also is designed to provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal
Revenue Code of 1954. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS
The following words or terms shall have the following meanings:

(a)  "Plan" shall mean this National Data Corporation
1981 Employee Stock Purchase Plan.

(b)  "Company" shall mean National Data Corporation.

(c) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

(d) "Shares," "Stock" or "Common Stock" shall mean shares of $1.25 par value Common Stock of the Company.

(e) "The Committee" shall mean the committee appointed by the President of the Company to administer the Plan.

(f) "Subsidiary" shall mean any corporation, if the Company owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation.

(g) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary on the effective date of any offering of stock pursuant to the Plan; provided, however, that no person shall be considered an Eligible Employee unless he is customarily employed by the Company or a Subsidiary for more than twenty hours per week and more than five months in a calendar year; and provided further, that the Board of Directors may exclude the employees of any specified Subsidiaries from any offering under the Plan.

(h) "Purchase Period" shall mean the number of calendar months during which installment payments for stock purchased under the Plan shall be made.


(i) "Options" shall mean the right or rights granted to Eligible Employees to purchase the Company's Common Stock under an offering made under the Plan pursuant to their elections to purchase.

(j) "Subscription Period" shall mean that period of time prescribed in any offer of stock under the Plan beginning on the first day employees may elect to purchase shares and ending on the last day such elections to purchase are authorized to be received and accepted.

(k) "Average Market Price" shall mean the mean between the high "bid" and low "ask" prices for the Company's shares of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau, Inc. (or other national quotation service). If the Company's Common Stock is not regularly traded in the over-the-counter market but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's Common Stock on such national securities exchange.

(l) "Annual Pay" shall mean an amount equal to the sum of (i) the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company or a Subsidiary on the effective date of an offer of stock made pursuant to the Plan, and (ii) the amount paid to the Eligible
Employee by the Company or a Subsidiary under any incentive compensation or bonus plan during the twelve month period immediately preceding the effective date of an offer of stock made pursuant to the Plan.

3. SHARES RESERVED FOR PLAN

The shares of the Company's Common Stock to be sold to Eligible Employees under the
Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 300,000. The shares so reserved may be issued and sold pursuant to one or more offerings under the Plan. The Board of Directors will specify the total number of shares to be made available for purchase under each offering. With respect to each offering, the Board of Directors will specify the number of shares to be made available, the length of the Subscription Period, the length of the Purchase Period and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Subscription Period and the Purchase
Period together exceed 27 months for any offering.

In the event of a subdivision or combination of the Company's shares, the maximum number of shares that may thereafter be issued and sold under the Plan and the number of shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which shares under elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Company's shares, the Board of Directors also will make appropriate adjustments.

4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by a Committee consisting of not less than three members who shall be appointed by the President of the Company. Each member of the Committee shall be a director, officer or employee of the Company. The
Committee shall be vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan or to make amendments to the Plan itself as it may deem advisable. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Eligible
Employees and any and all persons claiming under or through an Eligible Employee.

The Committee may act by a majority vote at a regular or special meeting of the Committee or by decision reduced to writing and signed by a majority of the members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by appointment by the President of the Company.

5.  PARTICIPATION IN THE PLAN

Options to purchase the Company's Common
Stock under the Plan shall be granted only to Eligible
Employees. Options to purchase shares will be granted to all Eligible Employees of the Company or any of its Subsidiaries whose Eligible Employees are granted such rights; provided however, that the Board of Directors may determine that any offering of Common Stock under the Plan will not be extended to directors, officers, or highly paid employees of the Company or its Subsidiaries or to those employees whose principal duties consist of supervising the work of other employees.

6.  PURCHASE PRICE

The purchase price for shares purchased pursuant to the Plan (except as otherwise provided herein) will be 85% of the Average
Market Price on the last business day of the month in which the Purchase Period ends or, if no shares were traded on that day, on the last day prior thereto on which shares were traded, provided, however, that the purchase price for shares purchased pursuant to the Plan shall not be more than 85% of the Average Market
Price on the first day of the Purchase Period or, if no shares were traded on that day, on the last day prior thereto on which shares were traded.

7.  METHOD OF PAYMENT

Payment for shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Eligible
Employee electing to purchase shares will authorize the Company to withhold a designated amount from his regular weekly, biweekly, semimonthly or monthly pay for each payroll period during the Purchase Period.
All such payroll deductions made for an Eligible
Employee shall be credited to his account under the Plan. At the end of the Purchase Period, each Eligible
Employee shall receive in cash the balance remaining in his account, if any, after the purchase of the number of shares covered by his option to purchase shares.

8.  EMPLOYEE'S ELECTION TO PURCHASE -   GRANT OF OPTIONS
In order to participate in the Plan, an
Eligible Employee must sign an election to purchase shares on a form provided by the Company stating the Eligible Employee's desire to purchase shares under the Plan and showing the amount which the Eligible Employee elects to have withheld from his pay for each payroll period during the Purchase Period. The election to purchase shares must be delivered on or before the last day of the Subscription Period to the person or office designated to receive and accept such elections.
Subject to the limitations set forth in Paragraph 9, each participating Eligible Employee shall be granted an option to purchase a fixed maximum number of shares determined by the following procedure:

Step 1 - Determine the aggregate amount which will be withheld from the Eligible Employee's pay during the Purchase Period;

Step 2 - Determine the figure that represents 85% of the Average Market Price on the first day of the Purchase Period;

Step 3 - Divide the figure determined in Step 1 by the figure determined in
          Step 2 and round off the quotient to the nearest whole number. This final figure shall be the fixed maximum number of shares which the Eligible Employee may be granted an option to purchase.

The date on which the option is granted to each participating Eligible Employee shall be the first day of the Purchase Period.
Notice that an option has been granted shall be given to each participating Eligible Employee and shall show the maximum number of shares covered by the option and the amount to be withheld from such Eligible Employee's pay for each payroll period during the Purchase
Period.

In the event the total maximum number of shares resulting from all elections to purchase under any offering of shares under the Plan exceeds the number of shares offered, the Company reserves the right to reduce the maximum number of shares that Eligible Employees may purchase pursuant to their elections to purchase, to allot the shares available in such manner as it shall determine and to grant options to purchase only for such reduced number of shares.

All shares included in any offering under the Plan in excess of the total number of shares that all Eligible
Employees elect to purchase and all shares with respect to which elections to purchase are cancelled as provided in Paragraph 12 shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

9.  LIMITATIONS ON NUMBER OF SHARES
THAT MAY BE PURCHASED

The following limitations shall apply with respect to the number of shares that may be purchased by each Eligible
Employee who elects to participate in an offering under the Plan:

 (a) No Eligible Employee may purchase shares during any one offering pursuant to the Plan for an aggregate purchase price (which shall be computed on an annual basis in the event the Purchase Period is more or less than 12 months) in excess of 20% of his Annual
Pay; and
 (b) No Eligible Employee shall be granted an option to purchase shares under the Plan if such Eligible Employee, immediately after such option is granted, owns stock or holds options to purchase stock possessing 5% or more of the total combined voting power or value of the capital stock of the Company or of any Subsidiary; and
 (c)  No Eligible Employee may be granted an
option to purchase shares that permits
his rights to purchase stock under the Plan and all other such plans of the Company and of any Subsidiary to accrue at a rate that exceeds in any one calendar year $25,000 of the fair market value of such stock
(determined on the date the option to purchase is granted).

An Eligible Employee may elect to purchase less than the total number of shares that he is entitled to elect to purchase.

10.  RIGHTS OF STOCKHOLDER

An Eligible Employee will become a
stockholder of the Company with respect to shares for which payment has been completed at the close of business on the last business day of the Purchase
Period. An Eligible Employee will become a stockholder with respect to shares purchased in case of cancellation of an election to purchase at the time the purchase of such shares becomes effective as hereinafter provided. An Eligible Employee will have no rights as a stockholder with respect to shares under an election to purchase shares until he has become a stockholder as provided above. A certificate for the shares purchased will be issued as soon as practicable after an Eligible Employee becomes a stockholder.

11. RIGHTS TO PURCHASE SHARES NOT TRANSFERABLE

An Eligible Employee's rights under his election to purchase shares may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. If this provision is violated, the right of the Eligible Employee to purchase shares shall terminate and the only right remaining under such Eligible Employee's election to purchase will be to have paid over to the person entitled thereto the amount then credited to the Eligible Employee's account.

12.  CANCELLATION OF ELECTION TO PURCHASE

An Eligible Employee who has elected to purchase shares may cancel his election in its entirety or may partially cancel his election by reducing the amount that he has authorized the Company to withhold from his pay for each payroll period during the Purchase Period. Any such full or partial cancellation shall be effective upon the delivery by the Eligible Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Eligible
Employee partially cancels his original election by reducing the amount authorized to be withheld from his pay, he shall continue to make installment payments at the reduced rate for the remainder of the Purchase
Period. Only one partial cancellation may be made during a Purchase Period.

Upon the cancellation of an Eligible Employee's election to purchase shares, such Eligible Employee may receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount then credited to his account, except, in the case of a partial cancellation, he must retain in his account an amount equal to the amount of his new payroll deduction times the number of payroll periods in the Purchase Period through the date of cancellation.

13.  LEAVE OF ABSENCE OR LAYOFF

An Eligible Employee purchasing stock under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time (on a form provided by the Company) elect one of the following:

  (a)  He may suspend payments during
the leave of absence or, in the case of a layoff, he may suspend payments for not more than 90 days, but not in either case beyond the last month of the Purchase
Period; or

  (b)  He may make his installment
payments in cash but not, in case of leave of absence, for longer than his leave nor more than 90 days in case of a layoff.

If option (a) is elected, the Eligible
Employee at the end of the suspension period must make up the deficiency in his account either by immediate lump sum payment (with installment payments to be made thereafter) or by uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of shares covered by his option will be completed in the last month of the Purchase Period. If the Eligible Employee elects to make increased installment payments, he may, nevertheless, at any time make up his remaining deficiency by a lump sum payment.

 If an Eligible Employee who has elected either of options (a) or (b) does not return to active service upon the expiration of his leave of absence or within 90 days from the date of his layoff, his election to purchase shall be deemed to have been cancelled at that time except to the extent that within a reasonable time thereafter (but no more than three months and not later than the last day of the Purchase Period), he elects to obtain shares as provided in Paragraph 12.

If no event shall an Eligible Employee be permitted to complete payment for any shares after 27 months from the date of the commencement of the Subscription Period.

14. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE

If in any payroll period, for any reason not set forth in Paragraph 13, an Eligible Employee who has filed an election to purchase shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) to permit deduction of his installment payment, such payment may be made in cash at the time.
If not so made, the Eligible Employee, when his pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of shares covered by his option will be completed in the last month of the Purchase Period. If the Eligible Employee elects to make increased installment payments, he may, nevertheless, at any time make up the remaining deficiency by a lump sum payment.

Subject to the above and other provisions of the Plan permitting postponement, the Company may treat the failure by an Eligible Employee to make any payment as a cancellation of his election to purchase shares.
Such cancellation will be effected by mailing notice to him at his last known business or home address. Upon such mailing, his only right will be to receive in cash the amount credited to his account.

15. RETIREMENT

If an Eligible Employee officially
retires and has an election to purchase shares in effect at the time of his retirement, he may, within three months after the date of his retirement (but in no event later than the end of the Purchase Period), by delivering written notice to the office or person designated to receive elections, elect to:

  (a)  complete the remaining installment payments in cash,

  (b) make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

  (c) cancel his election to purchase shares in accordance with the provisions of Paragraph 12.

If no such notice is given within such period, the election will be deemed cancelled as of the date of retirement and the only right of the Eligible Employee will be to receive in cash the amount credited to his account.


16.  DEATH

If an Eligible Employee, including a
retired Eligible Employee, dies and has an election to purchase shares in effect at the time of his death, the legal representative of the deceased Eligible Employee may, within three months from the date of death (but in no event later than the end of the Purchase Period), by delivering written notice to the office or person designated to receive elections, elect to:

  (a)  complete the remaining installment payments in cash,
  (b) make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

  (c) cancel the election to purchase shares in accordance with the provisions of Paragraph 12.

If no such notice is given within such period, the election will be deemed cancelled as of the date of death, and the only right of such legal representative will be to receive in cash the amount credited to the deceased
Eligible Employee's account.

17.  TERMINATION OF EMPLOYMENT OTHER
     THAN FOR RETIREMENT OR DEATH

If an Eligible Employee's employment is terminated for any reason other than retirement or death prior to the end of the Purchase Period, his election to purchase shall thereupon be deemed cancelled as of the date on which his employment ended. In such an event, no further payments under such election will be permitted, and the Eligible Employee's only right will be to receive in cash the amount credited to his account.

18. APPLICATION OF FUNDS

All funds received by the Company in payment for shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

19.  GOVERNMENTAL APPROVALS OR CONSENTS

The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is adopted by the Board of Directors of the Company. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules or regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the United
States Internal Revenue Code of 1954, as amended, or the laws of any state.

EXHIBIT A
NATIONAL DATA CORPORATION
1981 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE

The purpose of the National Data Corporation 1981 Employee
Stock Purchase Plan (the "Plan") is to encourage and enable eligible employees of National Data Corporation
(the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company;'s growth and earnings. The Plan also is designed to provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1954. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS

The following words or terms shall have the following meanings:

  (a)  "Plan" shall mean this National Data
Corporation 1981 Employee Stock
Purchase Plan.

  (b)  "Company" shall mean National Data
Corporation.

AMENDMENT NUMBER ONE
TO
NATIONAL DATA CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT to the National Data Corporation 1981
Employee Stock Purchase Plan (the "Plan") is adopted by
National Data Corporation (hereinafter referred to as the "Company"), effective as of the dates indicated herein.

W I T N E S S E T H:

WHEREAS, the Company desires to amend the Plan to effect certain changes relating to partial and full cancellation by employees participating in the Plan; and

WHEREAS, the Securities and Exchange Commission has approved the proposed Amendment;

NOW, THEREFORE the Company hereby amends the Plan as follows:
1.   The second paragraph of Section 12 is
deleted in its entirety and a new
paragraph is substituted therefor as follows:

"Upon the full cancellation of an Eligible Employee's election to purchase shares, such Eligible Employee may elect to: (i) receive in cash, as soon as practicable after delivery of the notice of cancellation, the full amount then credited to his account, or (ii) retain in his account the full amount then credited to his account. In the case of a partial cancellation, such Eligible Employee may elect to retain up to the full amount then credited to his account in such account, but in no case shall the amount retained in his account be less than an amount equal to the amount of his new payroll deduction times the number of payroll periods in the Purchase Period through the date of such partial cancellation. Any amounts remaining in such Eligible
Employee's account at the end of the Purchase Period shall be applied to purchase shares under the Plan."

2. This Amendment to the Plan shall be effective as of October 1, 1987. Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned Company has adopted this Amendment on the date shown below, but effective as of the date indicated above.

NATIONAL DATA CORPORATION
By: /s/ D. J. Blankers
Title: Senior Vice President
Date:  9/23/87

ATTEST:
/s/E. M. Ingram
Secretary

<ATTACHMENT>
[DESCRIPTION] PROXY CARD
PROXY
NATIONAL DATA CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
For Annual Meeting of Stockholders to be Held on November 17, 1994
The undersigned hereby appoints Robert A. Yellowlees and E. Michael Ingram, or either of them, with individual power of substitution, proxies to vote all shares of the Common Stock of National Data Corporation (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held in Atlanta, Georgia on November 17, 1994, at 11:00 A.M., Atlanta time, and any adjournment thereof:
1. Authority Granted (except as indicated to the contrary below) ( ), Authority Withheld ( ) to vote for the election as directors of the Company in Class II of the two nominees set forth below to serve until the 1997 Annual Meeting of Stockholders, or in the case of each nominee until his successor is duly elected and qualified, as set forth in the accompanying Proxy Statement:

Edward L. Barlow
Neil Williams

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below.)


2. For ( ), Against ( ), Abstain from voting on ( ) approval of the proposed amendment to the National Data Corporation 1981 Employee Stock Purchase Plan to increase the maximum number of shares of Common Stock available from 600,000 shares to 900,000 shares, as set forth and described in the accompanying Proxy Statement.

3. In accordance with their best judgment upon such other matters as may properly come before the meeting.

[Continued and to be signed on reverse side]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON PROPOSALS 1 AND 2.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full title. In order to insure that your shares will be represented at the Annual Meeting, please vote, sign, date, and return this proxy promptly in the enclosed business reply envelope. If you do attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

DATED:   , 1994             Signature of Stockholder    (SEAL)

DATED:   , 1994             Signature of Stockholder    (SEAL)